Exhibit 99.1

FOR IMMEDIATE RELEASE

February 24, 2023

BurTech Acquisition Corp. and CleanBay Renewables Announce Letter of Intent for a Business Combination

New Company to Be a Renewable Energy and Sustainable Agriculture Platform

Annapolis, Maryland — BurTech Acquisition Corp. (NASDAQ: BRKH), a publicly traded special purpose acquisition company or “SPAC” (“BurTech”), and CleanBay Renewables Inc. (“CleanBay”), a late-stage enviro-tech company focused on the production of sustainable renewable natural gas (“RNG”), green hydrogen and natural controlled-release fertilizer, today announced the signing of a letter of intent (“LOI”) for a potential business combination.

CleanBay’s board of directors believes that a business combination with BurTech is a positive and natural next step for the company. Executives believe this new company will provide opportunities to make meaningful climate and energy transition contributions and is in the best interest of CleanBay shareholders.

“We believe that our process improves the air, soil and water quality around our facilities. In addition, our renewable energy products are a sustainable, environmentally friendly way to reduce emissions and provide a low carbon solution for vehicle fuel, residential use, EV charging and hydrogen production,” said CleanBay’s Executive Chairman Thomas Spangler. “We believe our projects can help to address US climate policy objectives and many of the United Nation’s Sustainable Development Goals.”

“Our process converts agricultural byproducts into high-quality fertilizer, returning it back to the farming community to further support crop development and healthy soils,” said CleanBay’s Chief Executive Officer Donal Buckley. “As we continue to develop new facilities, we hope to become one of the largest single sources for climate-friendly fertilizer in the country.”

“We are excited to partner with CleanBay and believe that access to capital markets will enable CleanBay to commercialize and scale its proprietary and patented processes. We look forward to working with CleanBay’s management team to consummate the business combination. CleanBay’s “shovel-ready projects” present an attractive investment opportunity for existing and future shareholders. In addition, access to state municipal bond incentives in Maryland and California could create a robust economic platform to assist in financing these plants and produce RNG, hydrogen and natural fertilizer on an industrial scale. Most importantly “Made in the USA” sources of RNG, through offtake agreements, can help fossil fuel producers and agriculture companies lower their carbon footprint. With nine identified facilities and eight potential future facilities in the pipeline, we believe that CleanBay will become a significant player in the North American RNG and natural fertilizer market,” said BurTech Chairman and CEO Shahal Khan.

According to CleanBay’s management, at full capacity, each CleanBay bioconversion facility can recycle more than 150,000 tons of poultry litter annually. By repurposing a potential source of excess nutrients, each facility can generate more than 750,000 MMBtus of sustainable RNG, 100,000 tons of natural, controlled-release fertilizer, and up to an estimated 1,000,000 tons of CO2 equivalent carbon credits that can be available for monetization in global carbon markets. As an alternative to renewable natural gas, the facilities can also produce clean hydrogen at an estimated rate of 20,000 tons per year. CleanBay has accumulated proprietary intellectual property covering its conversion process to include trade secrets, a U.S. patent and pending patent applications in the U.S. and Europe.

Transaction Overview

Under the terms of the letter, CleanBay’s existing equity holders would convert 100 percent of their equity into the combined public company. The proposed transaction values CleanBay at $330 million. The BurTech trust account currently holds approximately $294 million in cash. BurTech expects to announce additional details regarding the proposed business combination when a definitive merger agreement is executed in the second quarter of 2023.

Completion of a business combination with CleanBay is subject to, among other matters, the completion of due diligence, the negotiation of a definitive agreement providing for the transaction, satisfaction of the conditions negotiated therein and approval of the transaction by the board and stockholders of both BurTech and CleanBay. There can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

About CleanBay Renewables Inc.

CleanBay is an enviro-tech company founded in 2013 focused on the sustainable management of agriculture byproducts through anaerobic digestion and nutrient recovery technologies which produce renewable natural gas and controlled-release natural/organic fertilizer. The company is actively developing projects throughout the United States. CleanBay’s solution to reduce air, soil and water pollution provides businesses with an opportunity to offset CO2 emissions, poultry growers with an alternative use for their poultry litter, and crop farmers with a controlled-release fertilizer to increase sustainable food production and support healthy soils.

CleanBay has one shovel ready project located in Maryland and eligible for up to $250 million of tax-exempt municipal bonds, a second project close to shovel ready (anticipated Q4 2023) in Delaware, and a third project in California that received a $540 million initial resolution from the California Pollution Control Financing Authority for revenue bonds, for which the company is in the process of securing permits. As part of its broader portfolio, CleanBay has identified 17 other potential project locations across the U.S. CleanBay believes that it can rapidly develop its portfolio of bioconversion facilities to address climate change globally.

For more information, visit https://cleanbayrenewables.com.

About BurTech Acquisition Corp.

BurTech Acquisition Corp. is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities. BurTech is led by its Chief Executive Officer, Shahal Khan.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations, BurTech’s ability to enter into a definitive agreement or consummate a transaction with the target company and BurTech’s ability to obtain the financing necessary to consummate the potential transaction. These statements are based on various assumptions and on the current expectations of BurTech’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of BurTech and the target company. These forward-looking statements are subject to a number of risks and uncertainties, including: BurTech’s ability to enter into a definitive agreement with respect to the proposed business combination or consummate a transaction with the target company; the risk that the approval of the stockholders of BurTech for the potential transaction is not obtained; failure to realize the anticipated benefits of the potential transaction, including as a result of a delay in consummating the potential transaction; the amount of redemption requests made by BurTech’s stockholders and the amount of funds remaining in BurTech’s trust account after satisfaction of such requests; those factors discussed in BurTech’s prospectus for its initial public offering dated December 10, 2021, under the heading “Risk Factors,” and other documents of BurTech filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BurTech presently does not know or that BurTech currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BurTech’s expectations, plans or forecasts of future events and views as of the date hereof. BurTech anticipates that subsequent events and developments will cause BurTech’s assessments to change. However, while BurTech may elect to update these forward-looking statements at some point in the future, BurTech specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing BurTech’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

For more information, visit https://BurTechacq.us/.

Media Contact:

Camille Chetrit

BurTech Acquisition Corp.

+1 2404235984

Andy Hallmark

Director of Corporate Communications

CleanBay Renewables

Andy@cleanbayrenewables.com

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